EXHIBIT 23
                                   ----------


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 30, 1998 relating to the financial statements which appears on page 25 of the 1998 Annual Report to Shareholders of Ralston Purina Company, which is incorporated by reference in Ralston Purina Company's Annual Report on Form 10-K for the year ended September 30, 1998. We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in such Registration Statement.



/s/  PricewaterhouseCoopers  LLP


PRICEWATERHOUSECOOPERS  LLP

St.  Louis,  Missouri
December  6,  1999